AMENDMENT NO. 1
BURKE & HERBERT BANK & TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
FOR EMPLOYEES & DIRECTORS
AMENDED & RESTATED EFFECTIVE AS OF JANUARY 1, 2021

    WHEREAS, Burke & Herbert Bank & Trust Company (the “Bank”) maintains the Nonqualified Deferred Compensation Plan for Employees & Directors, as amended and restated effective as of January 1, 2021 (the “Plan”), in order to enable a select group of highly compensated employees and directors of the Bank to make pre-tax deferrals of compensation payable to them by the Bank, and to receive Bank discretionary contributions; and
WHEREAS, the Bank has reserved the full authority, acting through a duly appointed and authorized officer, to amend the Plan under Article VI of the Plan; and
WHEREAS, the Bank desires to amend the Plan effective as of January 1, 2023, in order to permit employees who are Vice President (or above) and directors of the Bank’s holding company, Burke & Herbert Financial Services Corp. (“BHRB”), to be eligible under the Plan as designated by the Chief Executive Officer of the Bank; and
WHEREAS, the Bank desires to further amend the Plan effective as of December 21, 2023 in order to (1) appoint the Compensation Committee of the Board of Directors of BHRB to be the administrator of the Plan; and (2) provide that the Board of Directors of BHRB has the authority to amend the Plan; and
WHEREAS, the Bank desires to further amend the Plan, effective as of the date of the merger of Summit Financial Group, Inc. with and into BHRB, in order to permit employees who are Executive Vice President (or above) and directors of both the Bank and BHRB to be eligible under the Plan without a specific designation of eligibility by the Chief Executive Officer of the Bank.
NOW, THEREFORE, the Bank, in accordance with the provisions of the Plan pertaining to the amendment thereof, hereby amends the Plan to provide as follows, effective as of January 1, 2023, unless otherwise noted:
1.The first sentence of the Introduction to the Plan shall be amended and restated in its entirety to read as follows:

“The Compensation Committee of the Board of Directors of Burke & Herbert Bank & Trust Company has adopted this Nonqualified Deferred Compensation Plan for Employees & Directors, as amended and restated effective as of January 1, 2021 (the “Plan”), and as further amended, in order to provide certain benefits to a select group of officers, employees and directors of the Company who contribute materially to the growth, development, and future business success of the Company.”

2.Section 1.04 of the Plan shall be amended and restated in its entirety to read as follows:

“1.04    Board: Board means the Board of Directors of Burke & Herbert Bank & Trust Company or the Board of Directors of Burke & Herbert Financial Services Corp., as applicable”

3.Section 1.06 of the Plan shall be amended and restated in its entirety to read as follows:

“1.06    Committee: Committee means the Compensation Committee of the Board of Directors of Burke & Herbert Bank & Trust Company. Notwithstanding the foregoing, effective as of December 21, 2023, Committee shall mean the Compensation Committee of the Board of Directors of the Burke & Herbert Financial Services Corp.”

4.Section 1.07 of the Plan shall be amended and restated in its entirety to read as follows:

“1.07    Company: Company means (i) Burke & Herbert Bank & Trust Company, its designated subsidiaries, and its successors; and (ii) Burke & Herbert Financial Services Corp. and its successors.”

5.Section 1.11 of the Plan shall be amended and restated in its entirety to read as follows:

“1.11    Compensation Reduction Agreement: Compensation Reduction Agreement means a written signed agreement between a Participant and the Company, made effective as to Compensation earned and paid after the date on which the Participant agrees to a reduction in his Compensation (in the case of a newly-eligible Participant), or as to Compensation paid in the following year, pursuant to which the Participant agrees to a reduction in his Compensation and the Company agrees to credit him with such amounts under this Plan. Notwithstanding the foregoing or anything in the Plan to the contrary, the Directors of Summit Financial Group, Inc. immediately prior to the effective date of the merger of Summit Financial Group, Inc. with and into Burke & Herbert Financial Services Corp. (the “Merger”) must enter into a Compensation Reduction Agreement on or before December 31, 2023 in order to have a reduction in Compensation earned after the Merger and in the Plan Year beginning on January 1, 2024 credited to the Plan.”

6.Section 1.18 of the Plan shall be amended and restated in its entirety to read as follows:

“1.18    Eligible Employee: Eligible Employee means an employee of the Company who is a Vice President of the Company (or above), and who has been designated as an Eligible Employee under this Plan by the Chief Executive Officer of Burke & Herbert Bank & Trust Company, in accordance with Article II. Notwithstanding the foregoing or anything in the Plan to the contrary, effective as of the effective date of the Merger, Eligible Employee means an employee of the Company who is an Executive Vice President of the Company (or above), without the need for any further designation of eligibility by the Chief Executive Officer of the Burke & Herbert Bank & Trust Company.”

7.Section 1.20 of the Plan shall be amended and restated in its entirety to read as follows:

“1.20    Participant: Participant means an Eligible Employee or a Director who, in either case, has been selected by the Chief Executive Officer of Burke & Herbert Bank & Trust Company to participate in this Plan (and who has not been removed therefrom), pursuant to Article II, and who has elected to make Compensation Reduction Contributions, or who has been credited Company Discretionary Contributions, under the terms and conditions of the Plan. Notwithstanding the foregoing or anything in the Plan to the contrary, effective as of the effective date of the Merger, Participant means an Eligible Employee or a Director without the need for any further designation of eligibility by the Chief Executive Officer of the Burke & Herbert Bank & Trust Company.”

8.Section 2.01 of the Plan shall be amended and restated in its entirety to read as follows:

“2.01    Eligibility to Participate. Participation in this Plan shall be limited to Eligible Employees and Directors who, in either case, are designated by the Chief Executive Officer of Burke & Herbert Bank & Trust Company to participate in this Plan. The Chief Executive Officer of Burke & Herbert Bank & Trust Company shall have sole, absolute and complete discretion to select Eligible Employees and Directors as Participants. The Company, acting through its designee, will inform each Eligible Employee or Director of his or her designation as a Participant. Notwithstanding the foregoing or anything in the Plan to the contrary, effective as of the effective date of the Merger, participation in the Plan shall be limited to Eligible Employees and Directors, without the need for any further designation of eligibility by the Chief Executive Officer of the Burke & Herbert Bank & Trust Company is required.”

9.Section 2.02 of the Plan shall be amended and restated in its entirety to read as follows:

“2.02    Removal From Participation. The Committee shall have the sole, absolute and complete discretion to remove a Participant from the Plan. Upon removal, the Participant shall not be eligible for additional Company Discretionary Contributions, and shall not be eligible to make additional Compensation Reduction Contributions to the Plan, but shall continue to be credited with any additional Years of Credited Service, if any, during his continued employment with the Company or service as a Director of the Company, for purposes of the vesting provisions set forth in Section 3.02. Furthermore, any amounts credited to such Participant’s Accounts prior to removal from participation in this Plan shall continue to be held pursuant to the terms of the Plan and credited with earnings pursuant to Section 3.03, and shall be distributed as provided in Article IV.”

10.Section 3.01 of the Plan shall be amended by adding a new subsection (v) at the end thereof to read as follows:

“(v)    For the avoidance of doubt, the rules for newly-eligible Participants described in Section 3.01(iv) shall not apply to the Directors of Summit Financial Group, Inc. immediately prior to the effective date of the Merger, as such Directors must enter into a Compensation Reduction Agreement on or before December 31, 2023 in order to have a reduction in Compensation that is earned and received by such Directors after the Merger and in the Plan Year beginning on January 1, 2024 credited to the benefit of such Directors under this Plan.”

11.Section 3.03 of the Plan shall be amended and restated in its entirety to read as follows:

“(a)    Each Participant shall be entitled to direct the deemed investment of the amounts credited to his Accounts in any of the investment choices, or combination of investment choices, that are determined from time to time by the Trust Department of the Burke & Herbert Bank & Trust Company, in accordance with the procedures established by the Burke & Herbert Bank & Trust Company.

(b)    Each Participant’s Accounts shall be credited with earnings and losses in accordance with such Participant’s written investment directions among the investment choices that are offered by the Burke & Herbert Bank & Trust Company; provided, however, that if a Participant does not direct the deemed investment of the amounts credited to his Accounts in such investment choices, or if the Burke & Herbert Bank & Trust Company does not offer any investment choices, then the Participant’s Accounts will be credited with earnings and losses in accordance with the investments selected and managed by the Trust Department of the Burke & Herbert Bank & Trust Company, in its sole discretion. The Company shall adjust the amounts credited to each Participant’s Accounts to reflect Compensation Reduction Contributions, Company Discretionary Contributions, investment experience, distributions, and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.”

12.Sections 4.02(c) and (d) of the Plan shall be amended and restated in their entirety to read as follows:

“(c)    In any situation in which the Company, or the Committee on its behalf, is unable to determine the method of payment for amounts in a Participant’s Accounts because of incomplete, unclear, or uncertain instructions on the on the Participant’s Distribution Election Form, the Participant will be deemed to have elected to be paid such amounts in a lump-sum payment of cash.

(d)    A Participant who has made a distribution election may make one or more subsequent elections to change the form of payment to the other form of payment permitted by the Plan; provided, however, that such subsequent election shall be made in writing in such form as is acceptable to the Company, or the Committee on its behalf, and shall meet the following requirements: (i) the subsequent election is made; (ii) the first payment with respect to which the subsequent election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; provided, however, that such a delay shall not be required in the event of the Participant’s death or disability; and (iii) the subsequent deferral election must be made at least 12 months before the originally scheduled payment date.”

13.Section 6.01 of the Plan shall be amended and restated in its entirety to read as follows:

“6.01    Amendment. Except as provided below, Burke & Herbert Bank & Trust Company (effective December 21, 2023, the Board of Burke & Herbert Financial Services Corp.) shall have full authority to amend this Plan prospectively or retroactively in any respect without the consent of any Participant or Beneficiary. However, this Plan may not be amended to affect adversely benefits that are fully or partially vested in accordance with Section 3.02. For purposes of this Plan, benefits earned and vested to the date of any such amendment shall be calculated as if this Plan were terminated on the date of such amendment.”

14.Section 6.02 of the Plan shall be amended and restated in its entirety to read as follows:

“6.02    Termination. The Board of the Burke & Herbert Bank & Trust Company, in its sole, absolute and complete discretion, may discontinue and terminate this Plan at any time without the consent of any Participant or Beneficiary, who shall have no further right to benefits under this Plan; provided, however, that such action shall not adversely affect benefits that are fully or partially vested in accordance with Section 3.02 as the date of such termination.

Notwithstanding the foregoing, effective December 21, 2023, authority to terminate the Plan will reside with the Board of Burke & Herbert Financial Services Corp.

Any such termination shall be carried out in accordance with Code Section 409A and the final regulations or other applicable guidance thereunder.”

Except as otherwise amended hereby, all of the terms of the Plan are hereby affirmed and shall remain in full force and effect.
                BURKE & HERBERT BANK & TRUST COMPANY

By:     /s/ David P. Boyle
    David P. Boyle, CEO

Date:    March 1, 2024